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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Explanatory Note

        On February 4, 2003, CIBER, Inc. filed a Current Report on Form 8-K (the "Original Filing") to announce that we completed the acquisition of ECsoft Group plc ("ECsoft") on January 23, 2003. This Amendment amends Item 7 of the Original Filing to include the financial statements required by Items 7(a) and the rules related to the effectiveness of registration statements on Form S-4.

        Following ECsoft's acquisition by CIBER, they changed their name to CIBER Europe Limited.

Item 7. Financial Statements and Exhibits.

        CIBER amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 23, 2003 and filed with the SEC on February 4, 2003, as follows:

  (a)
  Financial statements of business acquired

          The financial statements required by this item, as listed below, are included in Exhibit 99.2 to this Amendment to the Current Report on Form 8-K and are incorporated herein by reference.

          CIBER Europe Limited (formerly ECsoft Group plc)

    •
    Report of Independent Auditors

    •
    Consolidated Profit and Loss Accounts for the years ended 31 December 2002, 2001 and 2000

    •
    Consolidated Statements of Total Recognised Gains and Losses for the years ended 31 December 2002, 2001, and 2000

    •
    Consolidated Balance Sheets as of 31 December 2002 and 2001

    •
    Consolidated Statements of Cash Flows for the years ended 31 December 2002, 2001 and 2000

    •
    Reconciliation of Net Cash Flow to Movement in Net Funds for the years ended 31 December 2002, 2001, and 2000

    •
    Notes to the Financial Statements

  (b)
  Exhibits

          See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: May 27, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Number	Exhibit Description
2.1	Recommended Cash Offer by Rothschild on behalf of CIBER (UK) Limited a wholly owned subsidiary of CIBER, Inc. for ECsoft Group plc(1)
2.2	Form of Acceptance and Authority—Recommended Cash Offer by Rothschild on behalf of CIBER (UK) Limited a wholly owned subsidiary of CIBER, Inc. for ECsoft Group plc(1)
10.1	Sixth Amendment to Loan and Security Agreement between CIBER, Inc. and Wells Fargo Bank, N.A. dated December 15, 2002(1)
23.1	Consent of Ernst & Young LLP, filed herewith
99.1	CIBER News Release dated January 23, 2003 announcing, "CIBER Clears Final Hurdle in ECsoft Deal Offer is Now Wholly Unconditional."(1)
99.2	Financial statements of business acquired, filed herewith

(1)
Incorporated by reference to the Current Report on Form 8-K, dated January 23, 2003 filed with the Securities and Exchange Commission on February 4, 2003.

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  Explanatory Note
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX